Exhibit 4(c)





                    FIRST SUPPLEMENTAL INDENTURE dated as of December 15,
               1995, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of New York (herein called the "Company") having its principal office at One Old Orchard Road, Armonk, New York 10504, and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").


                          RECITALS OF THE COMPANY

          The Company and the Trustee are parties to an Indenture dated as of October 1, 1993 (the "Indenture"), relating to the issuance from time to time by the Company of its Securities. Capitalized terms used herein, not otherwise defined, shall have the same meanings given them in the Indenture.

          The Company has requested the Trustee to join with it in the execution and delivery of this first supplemental indenture (the "First Supplemental Indenture") in order to supplement and amend the Indenture, with respect to Securities outstanding under series created after the date hereof, to increase the amount of Secured Indebtedness and Attributable Debt that the Company is permitted to incur.

          Section 1001 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders, provided that such supplemental indenture does not
                        --------
adversely affect the interests of the Holders of outstanding Securities of any series in any material respect.

          The Company has determined that this First Supplemental Indenture complies with said Section 1001 and does not require the consent of any Holders.

          All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with the terms of the Indenture, and a valid amendment of and supplement to the Indenture have been done.




































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                                                                          2






          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of Securities by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of Securities of any series created after the date hereof, as follows:


I.   AMENDMENT TO THE INDENTURE

          Sections 1104 and 1105 of the Indenture are amended, with respect to Securities outstanding under series created after the date hereof, to replace the number "5%" with "10%" in the last clause of Section 1104 and in clause (a) of Section 1105.


II.  GENERAL PROVISIONS

          A. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validly of this First Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

          B. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.














































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                                                                          3





          C. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.



                                   INTERNATIONAL BUSINESS
                                   MACHINES CORPORATION,

                                     by /s/ Jeffrey D. Serkes
                                        ---------------------
                                        Name:  Jeffrey D. Serkes
                                        Title: Vice President and
                                               Treasurer


(SEAL)

Attest:



/s/ John E. Hickey
------------------
John E. Hickey
Secretary


                                   THE CHASE MANHATTAN BANK,
                                   (National Association), as
                                   Trustee,


                                     by /s/ James D. Heaney
                                        -------------------
                                        Name:  James D. Heaney
                                        Title: Vice President


(SEAL)

Attest:


/s/ Gemmel Richards
-------------------
Gemmel Richards
Assistant Secretary

































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                                                                          4





STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF WESTCHESTER)


          On the 15th day of December, 1995, before me personally came Jeffrey Serkes to me known, who, being by me duly sworn, did depose and say that he is a Treasurer of INTERNATIONAL BUSINESS MACHINES CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                                   /s/ Richard D. Borgeson
                                   --------------------------
                                        Notary Public



STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF KINGS     )


          On the 15th day of December, 1995, before me personally came James D. Heaney to me known, who, being by me duly sworn, did depose and say that he is a Vice President of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                                   /s/ Margaret M. Price
                                   -------------------------
                                        Notary Public